As filed with the Securities and Exchange Commission on July 15, 2004
                                                 Registration No. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          _____________________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _____________________________

                            THE LEATHER FACTORY, INC.
             (Exact Name of Registrant as Specified in its Charter)
                          _____________________________

DELAWARE                                                        75-2543540
(State or Other Jurisdiction of Incorporation or Organization)  (I.R.S. Employer Identification Number)

                            3847 EAST LOOP 820 SOUTH
                             FORT WORTH, TEXAS 76119
                                 (817) 496-4414
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                          _____________________________

                                  WRAY THOMPSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            THE LEATHER FACTORY, INC.
                            3847 EAST LOOP 820 SOUTH
                            FORT WORTH, TEXAS  76119
                                 (817) 496-4414
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                          _____________________________

                                    COPY TO:
                                    -------

                               PATRICK A. REARDON
                                 ATTORNEY-AT-LAW
                         210 WEST 6TH STREET, SUITE 401
                                FORT WORTH, TEXAS
                                 (817) 348-8801
                               FAX: (817) 348-8804

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED MAXIMUM OFFERING
TITLE OF CLASS OF SECURITIES TO BE REGISTERED  AMOUNT TO BE REGISTERED(1)  PRICE PER SHARE(2)

Common Stock, $.0024 par value                                    350,000  $              4.19
---------------------------------------------  --------------------------  -------------------
Total Registration Fee                                            350,000  $              4.19
---------------------------------------------  --------------------------  -------------------


TITLE OF CLASS OF SECURITIES TO BE REGISTERED  PROPOSED MAXIMUM AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION FEE
                                               ------------------------------------------  ---------------------------
Common Stock, $.0024 par value                 $                             1,466,500.00  $                    185.81
---------------------------------------------  ------------------------------------------  ---------------------------
Total Registration Fee                         $                             1,466,500.00  $                    185.81
---------------------------------------------  ------------------------------------------  ---------------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average ($4.19) of the high ($4.20) and low ($4.18) prices of the common stock on July 13, 2004, as quoted on the American Stock Exchange. It is not known how may shares will be purchased under this registration statement or at what price shares will be purchased.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 15, 2004
PROSPECTUS

                            THE LEATHER FACTORY, INC.

                         350,000 Shares of Common Stock

                           ___________________________

This prospectus may be used only for the resale of up to 350,000 shares already issued or to be issued of our Common Stock, $0.0024 par value, by the selling stockholders listed in this prospectus under the section "Selling Stockholders". These shares include 200,000 shares held by certain stockholders and 150,000 shares issued by us to affiliates of Westminster Securities Corporation upon exercise of warrants. The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock hereunder and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of such shares. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is quoted on the American Stock Exchange under the symbol "TLF." On July 13, 2004, the last reported sale price for our common stock on the American Stock Exchange was $4.18 per share.
                          ____________________________

THE SECURITIES OFFERED INVOLVE A DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.
                          _____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is _____________, 2004

                                TABLE OF CONTENTS


                                                 PAGE
                                                 ----
Summary                                             3
Risk Factors                                        5
Forward-Looking Statements                          7
Use of Proceeds                                     7
Selling Stockholders                                8
Plan of Distribution                                9
Legal Matters                                      12
Experts                                            12
Where You Can Find More Information                12
Incorporation of Certain Documents by Reference    13

You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. In this prospectus, unless otherwise indicated, "TLF", "Leather Factory", "we", "us" or "our" refer to The Leather Factory, Inc. and its subsidiaries.

                                     SUMMARY

     This Summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under the section titled "Risk Factors."

References in this prospectus to "us," "we," the "Company" or "Leather Factory" shall mean The Leather Factory, Inc. and our consolidated subsidiaries, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell their shares of our Common Stock in one or more offerings. This prospectus provides you with a general description of the Common Stock being offered. You should read this prospectus, including any documents incorporated herein by reference, together with additional information described under the heading "Where You Can Find More Information."

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's offices mentioned under the heading "Where You Can Find More Information."

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and in any accompanying supplement to this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Common Stock.

THE  LEATHER  FACTORY,  INC.

     We are a retailer and wholesale distributor of a broad line of leather and related products, including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We also manufacture leather lacing and kits. During 2003, our consolidated sales totaled $41.7 million of which approximately 6.6% were export sales. Our Common Stock trades on the American Stock Exchange under the symbol "TLF".

     At June 30, 2004, we operated 30 Leather Factory wholesale distribution centers and 32 Tandy Leather retail stores. We also own and operate Roberts, Cushman and Company, Inc., a manufacturer of custom hat trims.

     Our  three  segments  can  be  summarized  as  shown  below:

1. THE LEATHER FACTORY sells to a mixture of customers that include resellers, national accounts, institutional and retail customers and manufacturers. The Leather Factory's products are leather and related products, including leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. We have a chain of 30 outlet stores located in the United States and Canada.

2. TANDY LEATHER COMPANY sells primarily to retail customers through a chain of retail stores located in the United States. Products include quality tools, leather, accessories, kits and teaching materials. Tandy Leather is the oldest and best-known supplier of leather and related supplies used in the leathercraft industry. From its founding in 1919, Tandy has been the primary leathercraft resource worldwide. We acquired the assets of Tandy Leather in late 2000, and in early 2002, we initiated a plan to expand Tandy Leather by opening or acquiring retail stores. As of April 15, 2004, we have added 30 Tandy Leather retail stores located in the United States and Canada.

3. ROBERTS, CUSHMAN & COMPANY manufactures decorative hat trims that are sold directly to hat manufacturers and distributors. Its operations are not material to our financial results.

     Our growth, measured both by our net sales and net income, occurs as a result of the increase in the number of stores we operate and the increase from year to year of the sales in our existing stores. The following tables provide summary information concerning the additions of facilities for our Leather Factory wholesale centers and Tandy Leather retail stores in each of our fiscal years from 1999 to 2003.

                                   STORE COUNT
               YEARS ENDED DECEMBER 31, 1999 THROUGH MAY 31, 2004
               --------------------------------------------------

                   LEATHER FACTORY WHOLESALE CENTERS   TANDY LEATHER RETAIL STORES
                   ---------------------------------   ---------------------------
YEAR ENDED DEC. 31,  OPENED  CONVERSIONS(1)  TOTAL     OPENED(2)        CLOSED        TOTAL
-------------------  ------  --------------  -----     ---------        ------        -----
Balance Fwd                                     22                                      N/A
1999                      4            0        26        N/A             N/A           N/A
2000                      2            0        28          1*               0             1
2001                      2            0        30          0                0             1
2002                      1            1        30         14                1*           14
2003                      0            0        30         12                0            26
2004 (thru May 31)        0            0        30          6                0            32

(1)  Leather  Factory  wholesale  center  converted  to  a  Tandy  Leather  retail  store.
(2)  Includes  conversions  of  Leather  Factory  wholesale  centers  to  Tandy  Leather  retail  stores.
(*)  The  Tandy  Leather  operation  began  as  a  central  mail-order  fulfillment  center  in  2000  that we closed in 2002.

Our company was founded in 1980 as Midas Leathercraft Tool Company ("Midas"), a Texas corporation. Midas' original business activity focused on the distribution of certain leathercraft tools. In addition, the founders of Midas entered into a consulting agreement with Brown Group, Inc., a major footwear retailer, as a result of their proposal to develop a multi-location chain of wholesale distribution centers known as "The Leather Factory." In 1985, Midas purchased the assets of The Leather Factory from Brown Shoe Group, which then consisted of six distribution centers.

In 1993, Midas changed its name to "The Leather Factory, Inc.", and then reincorporated in the state of Delaware in 1994.

Our expansion of the wholesale chain occurred via the opening of new centers as well as numerous acquisitions of small businesses in strategic geographic locations including the acquisition of our Canadian distributor, The Leather Factory of Canada, Ltd., in 1996. By 2000, we had grown to twenty-seven Leather Factory centers located in the United States and two Leather Factory centers in Canada. In November 2000, we acquired the operating assets of two subsidiaries of Tandycrafts, Inc. to form Tandy Leather Company. In 2002, we began opening retail stores under the "Tandy Leather" name.

     Our corporate headquarters are located at 3847 East Loop 820, South, Fort Worth, Texas 76119, and our telephone number is (817) 496-4414.

                                  RISK FACTORS

     Investing in our Common Stock involves some risk. You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus and incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our other filings with the SEC before deciding to purchase our Common Stock.

RISKS  RELATED  TO  OUR  BUSINESS

WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE OPENING OF TANDY LEATHER RETAIL STORES OR WE MAY BE UNABLE TO OBTAIN SUFFICIENT NEW LOCATIONS ON ACCEPTABLE TERMS TO MEET OUR GROWTH PLANS. ALSO, OTHER RETAIL INITIATIVES MAY NOT BE SUCCESSFUL.

When we acquired the assets of Tandy Leather in late 2000, there was only a single Tandy Leather distribution center and no retail outlets. In 2002, we began a program of developing Tandy Leather retail stores, and through June 30, 2004, we had added 32 Tandy Leather stores and closed the distribution center. We believe that these store openings and acquisitions have been successful, but there can be no assurance that this success will continue or that we will be able to find additional locations for new stores or existing leathercraft stores to acquire on economically viable terms. Because, in recent years, the expansion of Tandy Leather has produced much of the increase in our profits, disruption of this expansion would likely slow or stop this increase in profits.

Also, both our Leather Factory and Tandy Leather segments depend on marketing efforts to support sales. Recently we conducted an advertising campaign at the Leather Factory that failed to generate anticipated sales. While we believe this was caused by a change in the format of our advertising, there can be no assurance that future advertising will be successful.

POLITICAL CONSIDERATIONS HERE AND ABROAD COULD DISRUPT OUR SOURCES OF SUPPLIES FROM ABROAD OR AFFECT THE PRICES WE PAY FOR GOODS. CONTINUED INVOLVEMENT BY THE UNITED STATES IN WAR AND OTHER MILITARY OPERATIONS IN THE MIDDLE EAST AND OTHER AREAS ABROAD COULD DISRUPT INTERNATIONAL TRADE AND AFFECT THE COMPANY'S INVENTORY SOURCES.

Recent political discussions have suggested that the United States impose barriers on the importation of certain goods. We rely heavily on imported goods as sources of the inventory we sell. Tariffs, taxes and limits on these imports could affect our ability to obtain inventory or increase the price we pay for inventory. If these disruptions occur, our operations could be adversely affected.

Also, the involvement of the United States in the war in Iraq and the anti-terrorist activities in Afghanistan have produced political uncertainty and, in certain countries, resentment against the United States and its citizens and companies. These issues may also affect our ability to obtain products from abroad.

IF, FOR WHATEVER REASON, THE COSTS OF OUR RAW MATERIALS AND INVENTORY INCREASE, WE MAY NOT BE ABLE TO PASS THOSE COSTS ON TO OUR CUSTOMERS, PARTICULARLY IF THE ECONOMY HAS NOT RECOVERED FROM ITS DOWNTURN.

The prices of hides and leathers fluctuate in normal times, and these fluctuations can affect the Company. Livestock diseases such as mad cow could reduce the availability of hides and leathers or increase their cost.

WE BELIEVE THAT THE RECENT RISE IN OIL AND NATURAL GAS PRICES WILL INCREASE THE COSTS OF THE GOODS THAT WE SELL, INCLUDING THE COSTS OF SHIPPING THOSE GOODS FROM THE MANUFACTURER TO OUR STORES AND CUSTOMERS.

Various fuels used to manufacture certain leather and leathercrafts are derived from oil and natural gas. Also, the carriers who transport our goods rely on oil-based fuels to power their ships, trucks and trains. They are likely to pass their increased costs on to us. We are unsure how much of this increase we will be able to pass on to our customers.

THE RECENT SLUMP IN THE ECONOMY IN THE UNITED STATES, AS WELL AS ABROAD, MAY CAUSE OUR SALES TO DECREASE OR NOT TO INCREASE OR ADVERSELY AFFECT THE PRICES CHARGED FOR OUR PRODUCTS. ALSO, HOSTILITIES, TERRORISM OR OTHER EVENTS COULD WORSEN THIS CONDITION.

We believe that we sell more products and are more profitable when there is a strong economy in the United States and Canada. Recently, the world economy has shown signs of recovering from an economic slump. However, this recovery is not yet complete, and there can be no assurance that increased oil and gas prices, terrorism, or other factors will not impede this recovery. Continuation or worsening of the economic slump is likely to limit or decrease our profits.

In addition, terrorism or the threat of terrorist attacks in the United States or against U.S. interests abroad could cause consumer buying habits to change and decrease our sales. We believe that major disruptions (such as terrorist attacks) could reduce consumer spending, particularly purchases of non-essential products such as ours.

Other factors could cause either fluctuations in buying patterns or possible negative trends in the craft and western retail markets. In addition, our customers may change their preferences to products other than ours, or they may not accept new products as we introduce them.

FINANCIAL  RISKS

THE NUMBER OF SHARES OF OUR COMMON STOCK IN THE HANDS OF OUTSIDE INVESTORS IS LIMITED, AND THIS RESTRICTS THE VOLUME OF OUR COMMON STOCK THAT REGULARLY TRADES. AN INFLUX OF SHARES INTO THIS MARKET COULD CAUSE THE PRICE TO FALL UNEXPECTEDLY.

Our founders hold 52.2% of the total shares of our Common Stock. Their shares do not trade on the market and there are restrictions that prevent a large number of these shares from being sold without registering the sale with the Securities and Exchange Commission.

During the four weeks indicated, the weekly trading volume of our Common Stock on the American Stock Exchange was as shown below:

WEEK                  WEEKLY VOLUME
                      -------------
July 5-9, 2004               16,000
June 28-July 2, 2004         17,000
June 21-25, 2004             18,900
June 14-18, 2004             23,400

TAX OR INTEREST RATES MAY INCREASE. IN PARTICULAR, INTEREST RATES ARE LIKELY TO INCREASE AT SOME POINT FROM THEIR PRESENT LOW LEVELS. THESE INCREASES WILL
INCREASE  OUR  COSTS  OF  BORROWING  FUNDS  AS  NEEDED  IN  OUR  BUSINESS.

In recent years, we have enjoyed a favorable environment of low interest rates and stable income tax rates. If either interest or tax rates increase, our net profits are likely to be affected. While we have steadily decreased our borrowings in recent years, it may become necessary to increase borrowings to fund our growth and operations. If we increase our borrowing, this may decrease our profits.

Likewise, any change in the commercial banking environment or in our ability to borrow money on favorable terms may affect us.
                          ____________________________

THERE ARE OTHER UNCERTAINTIES THAT ARE DIFFICULT TO PREDICT AND ARE OFTEN BEYOND THE CONTROL OF THE COMPANY. IF THESE OCCUR, THEY MAY HAVE A NEGATIVE IMPACT ON US.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate", "believe", "estimate", "expect", "intend", "project", or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth above under the caption "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholders pursuant to this prospectus. Proceeds received by us in connection with the exercise of the warrants described below will be used for general corporate purposes. See "Selling Stockholders".

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of our Common Stock by the selling stockholders as of July 8, 2004.


                          NUMBER OF SHARES                               SHARES
                         BENEFICIALLY OWNED                           BENEFICIALLY
                           PRIOR TO THE                               OWNED AFTER
                             OFFERING                                  OFFERING
                                                                     (ASSUMING ALL
                                                                     SHARES BEING
                                                                   OFFERED ARE SOLD
E----------------------   ------------------ --------------------  ---------------
NAME OF
SELLING STOCKHOLDER        NUMBER   PERCENT  SHARES BEING OFFERED  NUMBER  PERCENT
                           -------  -------  --------------------  ------  -------
Herbert Arnold and
  Leslie C. Duke             5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
Scott C. Bowman (1)          4,000        *                 4,000       0        *
                           -------  -------  --------------------  ------  -------
Andrew Chase                 5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
The Chase Family Trust (1)  70,800        *                70,800       0        *
                           -------  -------  --------------------  ------  -------
Jonathan B. Dangar (1)      11,200        *                11,200       0        *
                           -------  -------  --------------------  ------  -------
Sanford E. Davis, Jr        10,000        *                10,000       0        *
                           -------  -------  --------------------  ------  -------
Robert N. and Gunilla
  H. Fink                    5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
Grinspan-Ernst PSP           5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
Growth Properties, LLC       5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
James C. Harper (1)         20,000        *                20,000       0        *
                           -------  -------  --------------------  ------  -------
Michael and Lyn Harvey       5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
James Wayne and Ruth
  C. Hill                   10,000        *                10,000       0        *
                           -------  -------  --------------------  ------  -------
Joseph J. Jillson           25,000        *                25,000       0        *
                           -------  -------  --------------------  ------  -------
Henry S. Krauss (1)          7,500        *                 7,500       0        *
                           -------  -------  --------------------  ------  -------
Richard Louise (1)          14,000        *                14,000       0        *
                           -------  -------  --------------------  ------  -------
Daniel Luskind (1)           7,500        *                 7,500       0        *
                           -------  -------  --------------------  ------  -------
Meadowbrook Opportunity
  Fund, LLC                130,000        *                65,000  65,000        *
                           -------  -------  --------------------  ------  -------
Arthur J. Niebauer (1)       7,500        *                 7,500       0        *
                           -------  -------  --------------------  ------  -------
John O'Shea (1)              7,500        *                 7,500       0        *
                           -------  -------  --------------------  ------  -------
Alexander Purdie, Jr.       10,000        *                10,000       0        *
                           -------  -------  --------------------  ------  -------
Allan C. Purdie              5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
Sems Diversified Value
  Fund LP                   10,000        *                10,000       0        *
                           -------  -------  --------------------  ------  -------
Ronald L. Warnken            5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------
Frederick G. Wedell         25,000        *                25,000       0        *
                           -------  -------  --------------------  ------  -------
Harold E. Zell               5,000        *                 5,000       0        *
                           -------  -------  --------------------  ------  -------

*  Less  than  1.0%.

(1) Shares shown as held will be acquired upon exercise of warrants originally issued to Westminster Securities Corporation or its designees in connect with certain agreements to provide financial services. The warrants are immediately exercisable. See below.

MATERIAL  RELATIONSHIPS  AND  TRANSACTIONS

     All shares of our common stock offered for resale were acquired in the transactions described below.

     Effective August 3, 2003, The Schlinger Foundation acquired 200,000 shares of our common stock pursuant to the exercise of a warrant that had been issued five years earlier. On May 12, 2004, The Schlinger Foundation and Westminster Securities Corporation entered into an Engagement Agreement pursuant to which the Westminster agreed to seek purchasers of the 200,000 shares held by The Schlinger Foundation in a transaction that would be exempt from the registration requirements of the Securities Act of 1933. Westminster is a member firm of the New York Stock Exchange and a registered securities broker-dealer. We joined in that agreement for the purpose of agreeing to register the resale of the 200,000 shares by the purchasers from The Schlinger Foundation under the Securities Act of 1933. The selling stockholders listed above who acquired these shares are Andrew Chase, Sanford E. Davis, Jr., Herbert Arnold and Leslie C. Duke, Robert
N. and Gunilla H. Fink, Grinspan-Ernst PSP, Growth Properties, LLC, Michael and Lyn Harvey, Joseph J. Jillson, Meadowbrook Opportunity Fund, LLC, Alexander Purdie Allan C. Purdie, Jr., Sems Diversified Value Fund LP, Ronald L. Warnken, James Wayne and Ruth C. Hill, Frederick G. Wedell, and Harold E. Zell.

     On February 12, 2003, we entered into a Capital Markets Service Agreement with Westminster, along with a Financial Advisor's Warrant Agreement that provided for the issuance of warrants to purchase up to 100,000 shares of our common stock to affiliates of Westminster. These warrants provided for an exercise price of $3.10 per share and expired five years after their issuance. The stockholders listed above who will sell shares pursuant to these warrants are The Chase Family Trust (50,000 Shares), James C. Harper (20,000 shares), Henry S. Kraus (5,000 shares), Daniel Luskind (5,000 shares), Richard Louise (10,000 shares), John O'Shea (5,000 shares) and Arthur J. Niebauer (5,000 shares). These selling stockholders may be deemed to be affiliates of Westminster.

     Following  the  expiration of the first Capital Markets Services Engagement
Agreement, we and Westminster entered into a second such agreement, dated February 24, 2004. The second agreement was also accompanied by the execution of another Financial Advisor's Warrant Agreement. This agreement proved for the issuance to Westminster of a warrant to purchase up to 50,000 shares of our common stock at an exercise price of $5.00 per share. The warrant provided for a five-year term. Holders who may be deemed affiliates of Westminster who will sell shares pursuant to this warrant are Scott C. Bowman (4,000), The Chase Family Trust (20,800 shares), Jonathan B. Danger (11,200), Henry S. Kraus (2,500 shares), Daniel Luskind (2,500 shares), Richard Louise (4,000 shares), John O'Shea (2,500 shares) and Arthur J. Niebauer (2,500 shares).

     Both of the Financial Advisor's Warrant Agreements we entered into with Westminster provide registration rights to the holders of our common stock issued pursuant to exercise of those warrants. Also, those agreements provide that we will indemnify the selling stockholders who register their shares pursuant to the agreements from certain liabilities that might arise in connection with this offering.

     None of the persons who will offer shares for resale pursuant to this prospectus is a registered securities broker-dealer. Many of the selling stockholders identified above as acquiring warrants pursuant to the Financial Advisor's Warrant Agreement are persons associated with Westminster, however.

                              PLAN OF DISTRIBUTION

     We are registering for resale 350,000 shares of Common Stock under this prospectus on behalf of the selling stockholders. All or a portion of the shares offered hereby by the selling stockholders may be delivered and/or sold in transactions from time to time on the American Stock Exchange, on the over-the-counter market, in privately-negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices. Our Common Stock is listed for trading on the American Stock Exchange under the symbol "TLF".

The selling stockholders may effect such transactions by selling to or through one or more broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. Westminster may be deemed an "underwriter" within the meaning of the Securities Act. We believe that certain selling stockholders are likely to effect resales of our common stock through Westminster.

Any broker-dealer participating in these transactions as an agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from the purchaser). Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as a principal may thereafter resell those shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the American Stock Exchange, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

-     the  name  of  any  such  broker-dealers;

-     the  number  of  shares  involved;

-     the  price  at  which  such  shares  are  to  be  sold;

- the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

- that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

-     other  facts  material  to  the  transaction.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     The selling stockholders, including their transferees, pledgees or donees or their successors, may sell the Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The  common  stock  may  be  sold  in  one  or  more  transactions  at:

-     fixed  prices;

-     prevailing  market  prices  at  the  time  of  sale;

-     prices  related  to  the  prevailing  market  prices;

-     varying  prices  determined  at  the  time  of  sale;  or

-     negotiated  prices.

These  sales  may  be  effected  in  transactions:

- on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, including the American Stock Exchange;

-     in  the  over-the-counter  market;

-     off  of  these  markets  in  other  places;

- through the writing of options, whether the options are listed on an options exchange or otherwise; or

-     through  the  settlement  of  short  sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

     In connection with the sale of the Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the Common Stock short and deliver these securities to close out such short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them hereby will be the purchase price of the Common Stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Common Stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     Broker-dealers or agents that participate in the sale of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Selling stockholders that participate in the sale of the Common Stock may also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Profits on the sale of the Common Stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

A selling stockholder may decide not to sell any Common Stock described in this prospectus. We cannot assure holders that any selling stockholder will use this prospectus to sell any or all of the Common Stock. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift the Common Stock by other means not described in this prospectus.

With respect to a particular offering of the Common Stock, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

-     the  specific  Common  Stock  to  be  offered  and  sold;

-     the  names  of  the  selling  stockholders;

- the respective purchase prices and public offering prices and other material terms of the offering;

-     the names of any participating agents, broker-dealers or underwriters; and

- any applicable commissions, discounts, concessions and other items constituting, compensation from the selling stockholders.

As described above, we have signed agreements for the benefit of holders of our Common Stock to register their shares under applicable federal and state securities laws under certain circumstances and at certain times. See "Selling Stockholders". In certain instances, these agreements provide that the selling stockholders and the Leather Factory will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the Common Stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses related to the registration of the shares of our Common Stock for resale to the public, but each selling stockholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

                                  LEGAL MATTERS

     Certain legal matters relating to the offering will be passed upon for the Leather Factory by Patrick A. Reardon, Attorney-at-Law, Fort Worth, Texas.
Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended December 31, 2003 have been so incorporated in reliance on the report of Weaver & Tidwell, LLP, and Hein + Associates LLP, independent accountants, given on the authority of these firms as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any documents we have filed with the SEC at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov and at our web site at http://www.leatherfactory.com. Information contained in our web site is not part of this prospectus.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits with the registration statement that are not included in this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference Room of the SEC described above, and copies of such material may be obtained from such office upon payment of the fees prescribed by the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the
SEC:

- Our Annual Report on Form 10-K (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2004 Annual Meeting of Stockholders)

-     Our  Quarterly  Report  on  Form 10-Q for the quarter ended March 31, 2004

- Our Current Reports on Form 8-K filed on March 9, 2004, April 28, 2004, April 29, 2004 and July 14, 2004.

- The description of our Common Stock and the associated rights, contained in our registration statement on Form 8-2 filed on August 16, 1994, as updated by our current report on Form 8-K filed on July 14, 2004, updating and fully restating the description of our capital stock.

- All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

     All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the Common Stock under this prospectus shall also be deemed to be incorporated in this prospectus by reference.

You may obtain copies of these documents from us without charge (other than exhibits to these documents, unless those exhibits are specifically incorporated by reference into the documents) by writing to us at The Leather Factory, Inc., Attn. Chief Financial Officer, 3847 East Loop 820 South, Fort Worth, Texas 76119 or calling us at (817) 496-4414.

                         350,000 SHARES OF COMMON STOCK

                            THE LEATHER FACTORY, INC.

                                   PROSPECTUS

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. Neither this prospectus nor any applicable supplement to this prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered Common Stock to which it relates, nor does this prospectus or any supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus or any supplement to this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement to this prospectus is delivered or securities are issued on a later date.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the registrant in connection with the registration for resale of our Common Stock. All of the amounts shown are estimates except the Securities and Exchange Commission (the "Commission") registration fee.

                               Amount
Commission Registration Fee    $   185.81
*Costs of Printing                 500.00
*Legal Fees and Expenses        17,500.00
*Accounting Fees and Expenses    5,800.00
*Miscellaneous Expenses               -0-
                               ----------
*Total                         $23,985.81

*=  Estimated

ITEM  15.  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), a director of The Leather Factory, Inc. shall not be liable to The Leather Factory, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM  16.  INDEX  TO  EXHIBITS.

NUMBER  EXHIBIT
------  ----------------------------------------------------------------------
   4.1 Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and The Leather Factory, Inc.*
------  ----------------------------------------------------------------------
   4.2 Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)
------  ----------------------------------------------------------------------
   4.3 Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)
------  ----------------------------------------------------------------------
   4.4 Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003 (incorporated Herein by reference to the Registrant's Form 10-Q filed on May 14,
           2003)
------  ----------------------------------------------------------------------
   4.5 Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)
------  ----------------------------------------------------------------------
   4.6 Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)
------  ----------------------------------------------------------------------
   4.7 Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004 (incorporated Herein by reference to the Registrant's Form 10-Q filed on May 14,
           2004)
------  ----------------------------------------------------------------------
   5.1     Form of Opinion of Patrick A. Reardon, Attorney-at-Law.*
           (Final version to be filed by amendment)
------  ----------------------------------------------------------------------
  23.1     Consent of Patrick A. Reardon, Attorney-at-Law
           (included in Exhibit 5.1)*
------  ----------------------------------------------------------------------
  23.2     Consent of Weaver & Tidwell, LLP, Independent Accountants*
------  ----------------------------------------------------------------------
  23.3     Consent of Hein + Associates LLP, Independent Accountants*
------  ----------------------------------------------------------------------
  24.1     Power of Attorney (included in signature page)*
------  ----------------------------------------------------------------------
*   Filed  herewith.

ITEM  17.  UNDERTAKINGS.

     A.  The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period for any subscription rights, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus with respect to a subscription rights offering, a post-effective amendment will be filed to set forth the terms of such offering.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 13th day of July, 2004.

                                  THE  LEATHER  FACTORY,  INC.


                                  By  s/Wray  Thompson
                                      Wray  Thompson
                                      Chairman  of  the  Board  and
                                      Chief  Executive  Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wray Thompson and Shannon L. Greene, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


SIGNATURE                 DATE               TITLE
                          -------------      ---------------------------------------------------
 s/ Wray Thompson         July 13, 2004      Chairman of the Board & Chief Executive Officer
Wray Thompson                                (Principal Executive Officer)

 s/ Shannon L. Greene     July 13, 2004      Treasurer, Chief Financial Officer & Director
Shannon L. Greene                            (Principal Financial and Accounting Officer)

 s/ Ronald C. Morgan      July 13, 2004      President, Chief Operating Officer & Director
Ronald C. Morgan

 s/T. Field Lange         July 14, 2004      Director
T. Field Lange

 s/ Joseph R. Mannes      July 9, 2004       Director
Joseph R. Mannes

 s/ H. W. Markwardt       July 12, 2004      Director
H. W. Markwardt

 s/ Michael A. Markwardt  July 8, 2004       Director
Michael A. Markwardt

 s/Michael A. Nery        July 8, 2004       Director
Michael A. Nery

                                    EXHIBITS
NUMBER     EXHIBIT
------  ----------------------------------------------------------------------
   4.1 Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and The Leather Factory, Inc.*
------  ----------------------------------------------------------------------
   4.2 Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)
------  ----------------------------------------------------------------------
   4.3 Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2003)
------  ----------------------------------------------------------------------
   4.4 Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003 (incorporated Herein by reference to the Registrant's Form 10-Q filed on May 14,
           2003)
------  ----------------------------------------------------------------------
   4.5 Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)
------  ----------------------------------------------------------------------
   4.6 Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Leather Factory, Inc. and Westminster Securities Corporation (incorporated herein by reference to the Registrant's Form 10-Q filed on May 14, 2004)
------  ----------------------------------------------------------------------
   4.7 Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004 (incorporated Herein by reference to the Registrant's Form 10-Q filed on May 14,
           2004)
------  ----------------------------------------------------------------------
   5.1     Form of Opinion of Patrick A. Reardon, Attorney-at-Law.*
           (Final version to be filed by amendment)
------  ----------------------------------------------------------------------
  23.1     Consent of Patrick A. Reardon, Attorney-at-Law
           (included in Exhibit 5.1)*
------  ----------------------------------------------------------------------
  23.2     Consent of Weaver & Tidwell, LLP, Independent Accountants*
------  ----------------------------------------------------------------------
  23.3     Consent of Hein + Associates LLP, Independent Accountants*
------  ----------------------------------------------------------------------
  24.1     Power of Attorney (included in signature page)*
------  ----------------------------------------------------------------------
*   Filed  herewith.

EXHIBIT  4.1

                       WESTMINSTER SECURITIES CORPORATION
                       MEMBER  NEW  YORK  STOCK  EXCHANGE

May  12,  2004

Dr.  Evert  Schlinger
President
The  Schlinger  Foundation
P.  O.  Box  1869
Santa  Ynez,  California  93460

RE:  ENGAGEMENT  AGREEMENT

Dear  Dr.  Schlinger:

This agreement ("Agreement") is made and entered into this 12th day of May, 2004 between The Schlinger Foundation ("Seller"), The Leather Factory, Inc. ("Company") and Westminster Securities Corporation, a registered broker/dealer ("Westminster"). Pursuant to this Agreement, Westminster will provide services to the Seller as set forth below:

1.  PURPOSE
-----------

Based on the terms set forth in this Agreement, the Seller hereby retains Westminster on an exclusive basis during the Engagement Period (as defined herein) to sell 200,000 shares of restricted common stock ("Shares") of The
Leather Factory, Inc. ("TLF") held by the Seller for an aggregate price to Seller of not less than $3.50 per share.

2.  ENGAGEMENT  PERIOD
----------------------

This Agreement shall commence on May 12, 2004 and terminate on December 31, 2004 (the "Engagement Period") unless extended by mutual written agreement of Westminster, the Seller and the Company.

3.  SERVICES
------------

Westminster will represent the Seller as agent in a private placement ("Private Placement" or a "Placement") of 200,000 Shares, with the Seller to receive 80% of the ten day average of the closing prices prior to the closing of the Private Placement or such other price as agreed by Seller; additionally, the Seller is responsible for paying any expenses associated with the Placement pursuant to
Section 5. Under the terms of the Private Placement, Seller shall establish an Escrow account at Feldman, Weinstein, LLP ("Escrow Agent") where the Seller's shares shall reside until sold and where funds will be placed from purchasers ("Purchaser(s)"). The Escrow Agent will be responsible for transferring shares to the purchasers and the proceeds due the Seller will be distributed to the Seller in one more closings ("Closings") until all shares and proceeds to the Seller has been distributed ("Final Closing"). Upon the Final Closing of the Private Placement, the Company shall file within 15 business days of the Final Closing an S-3 registration statement on behalf of the Purchaser(s), Westminster and any other selling shareholders unrelated to the Private Placement set forth herein. Westminster will assist the Company in the preparation of a Private Placement Memorandum ("Memorandum") for sale of the Seller's common stock in the Private Placement, including conducting customary due diligence of the Company. In performance of these duties, Westminster shall provide the Seller with the benefits of its commercially reasonable judgment and efforts. The Company is a party to this Agreement solely for the purpose of its agreement to file the S-3 registration statement upon Final Closing and to assist Westminster in the due diligence and preparation of the Memorandum for sale of the Seller's shares, which the Company acknowledges will be of benefit to the Company.

4.  COMPENSATION
----------------

At closing of each Placement, the Seller shall pay Westminster investment banking and transaction fees for sales and trading services and advice equal to the difference between the negotiated aggregate proceeds received from purchasers of the Shares and 80% of the ten day average of the closing prices prior to the closing of each Private Placement. Westminster shall be responsible for providing the Escrow Agent a schedule of fees and other costs for payment including the balance payable to the Seller in New York Clearinghouse Funds. The Funds will be distributed by the Escrow Agent.

5.  EXPENSES.
-------------

The Seller shall reimburse Westminster for any and all reasonable out-of-pocket expenses incurred in connection with services provided to the Seller under this Agreement including, but not limited to escrow fees, travel, legal fees, S-3 registration and legal costs, printing, and other expenses, incurred in connection with Westminster's providing the services stated or contemplated herein. Westminster will not bear any of the Seller's legal, accounting, printing or other expenses in connection with any transaction considered or consummated hereby. It also is understood that neither Westminster, nor the directors, employees and agents of Westminster, will be responsible for any fees or commissions payable to any finder or to any other financial or other advisor utilized or retained by the Seller. With the exception of out of pocket expenses, Westminster shall obtain prior approval from the Seller. All expenses billed by Westminster to the Seller will be invoice to the Seller and reimbursed on a monthly basis within ten days of receipt. Costs to Seller pursuant to this paragraph 5 shall not exceed $7,000.

6.  LIMITATION  OF  LIABILITY.
------------------------------

In the absence of gross negligence or willful misconduct on the part of Westminster, Westminster shall not be liable to the Seller or the Company for any action or omission of Westminster or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services contemplated hereby.

7.  INDEMNIFICATION.
--------------------

This  section  has  been  intentionally  left  blank.

8.  SEVERABILITY.
-----------------

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.  MISCELLANEOUS.
------------------

Any notice or communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Seller, addressed to Seller at The Schlinger Foundation, P. O. Box 1869, Santa Ynez, California 93460 with copy to William K Rogers, P.O. Box 22257, Santa Barbara, California 93121; if to the Company, addressed to Company at 3847 East Loop 820 South; or if to Westminster, addressed to it at Westminster Securities Corporation, 100 Wall Street, 7th Floor, New York, NY 10005. Such notice or other communication shall be deemed to be given on the date of receipt.

If Westminster shall cease to do business, the provisions hereof relating to duties of Westminster and compensation by the Seller as it applies to Westminster shall thereupon cease to be in effect, except for the Seller's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by Westminster and after any such merger or acquisition shall be binding upon the Seller and the entity surviving such merger, acquisition or similar transaction.

This Agreement embodies the entire agreement and understanding between the Seller and Westminster and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

This Agreement has been duly authorized, executed and delivered by and on behalf of the Seller and Westminster.

This Agreement shall be deemed made in New York. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of law.

The Seller and Westminster each hereby irrevocably consents to personal jurisdiction and venue in any court of the State of New York or any Federal court sitting in the County of New York for the purposes of any suit, action or other proceeding arising our of this Agreement or any of the agreements or transactions contemplated hereby, which is brought by or against the Seller, and hereby agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court. The Seller and Westminster each hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Seller or Westminster at its address set forth above, such service to become effective ten (10) days after such mailing. Each of the Seller and Westminster hereby waive any right to trial by jury with respect to any claim, proceeding, counterclaim or action arising out of this Agreement then the prevailing party in such action or proceeding, whether or not the action or proceeding proceeds to final judgment.

There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

The Seller hereby acknowledges that Westminster is not a fiduciary of the Seller and that Westminster makes no representations or warranties regarding Seller's ability to sell the shares of TLF, whether now or in the future.

This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective permitted successors, assigns and legal representatives.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by both parties. This Agreement may be executed in counterparts, each of which together shall be considered a single document.

All amounts payable to Westminster by the Seller hereunder which are not paid with thirty (30) days of the dates payable shall accrue interest at a rate of twelve (12%) per annum from the date due until paid.


If you are in agreement with the foregoing, please execute and return one copy of this Engagement Agreement to Westminster.

                              Sincerely,

                              WESTMINSTER  SECURITIES  CORPORATION

                              By:  /s/  John  O'Shea
                                   -----------------
                              Name:  John  O'Shea
                              Title:     President

                              By:  /s/  Jonathan  B.  Dangar
                                   -------------------------
                              Name:      Jonathan  B  Dangar
                              Title:    Managing  Director

Agreed  to  and  accepted  this  12th  day  of  May  2004.

THE  SCHLINGER  FOUNDATION


By:  /s/  Evert  I.  Schlinger
     -------------------------
Name:  Evert  I.  Schlinger,  President


THE  LEATHER  FACTORY,  INC.
Agreed  to  and  accepted  this  22nd  day  of  May  2004.


By:  /s/  Shannon  L.  Greene
     ------------------------
Name:     Ms.  Shannon  Greene,  CFO

                                     ANNEX A
                                 INDEMNIFICATION

Seller hereby agrees to indemnify and hold harmless Westminster and its affiliates, their respective directors, officers, agents, employees and controlling persons, and each of their respective successors and assigns (collectively, the "Indemnified Persons"), to the full extent lawful, from and against any and all losses, claims, damages, judgments, assessments, costs, expenses and other liabilities ("Liabilities") and shall periodically and promptly reimburse each Indemnified Person for all fees (including attorney's fees and costs) and expenses (collectively "Expenses") as they are incurred by them in investigating, preparing, pursuing, or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation, action, suit, proceeding or arbitration and whether or not brought by the Seller or any affiliate thereof or any third party and whether or not any Indemnified Person is a party (collectively, "Actions") which
(A) are related to or arise out of actions or alleged actions taken or omitted to be taken (including without limitation any untrue statements or alleged untrue statements made or any statements omitted to be made) by the Seller or
(B) are otherwise related to or arise out of Westminster's activities on the Seller's behalf or the advice or services rendered or to be rendered by any Indemnified Person hereunder; provided, however, the Seller shall not be responsible for any Liabilities pursuant to clause (B) or this sentence which are determined by a court of competent jurisdiction in a final judgment which is no longer subject to appeal or further review to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person, and provided further, that the aggregate liability of the Indemnified Person, if any, hereunder, shall in no event exceed the total fees paid by the Seller to Westminster under this Agreement. If the foregoing indemnification is unavailable to an Indemnified Person for any reason or insufficient to hold it harmless, the Seller shall contribute to the Liabilities and Expenses for which such indemnification is held unavailable, (i) in such proportion as is appropriate to reflect the relative benefits to the Seller and its stockholders, on the one hand, and Westminster, on the other hand, in connection with Westminster's engagement hereunder or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect the relative benefits referred to in clause (i) and also the relative fault of the Seller and Westminster with respect to such Liabilities, and any other relevant equitable considerations; provided, however, that in no event shall the Seller contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the fees actually paid Westminster hereunder. These reimbursement, indemnity and contribution obligations shall be in addition to any liability which the Seller may otherwise have, and shall be binding upon and inure to the benefit of any of its successors, assigns, heirs and representatives. The Seller also agrees that no Indemnified Person shall have any liability to the Seller, its stockholders or any person asserting claims on behalf of the Seller for or in connection with any advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any action or inaction by an Indemnified Person in connection therewith except, with respect to Westminster, for Liabilities (and related Expenses) of the Seller that are determined by a court of competent jurisdiction in a final judgment no longer subject to appeal or further review to have resulted solely from Westminster's gross negligence or willful misconduct in performing its services hereunder, provided that the aggregate liability of Westminster, if any, hereunder shall be limited to the total fees paid by the Seller to Westminster under this Agreement.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Action referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter of Westminster's engagement and (iv) whether or not Westminster shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

EXHIBIT  5.1

                               PATRICK A. REARDON
                                 Attorney-at-Law


201  WEST  SIXTH  STREET                             TELEPHONE:  (817)  348-8801
SUITE  401                                                 FAX:  (817)  348-8804
FORT  WORTH,  TEXAS  76102                 E-MAIL:  PATRICK.REARDON@PARFWLAW.COM
                                                    WEB  PAGE:  WWW.PARFWLAW.COM


                             [Form of Legal Opinion]

                                  _______, 2004


The  Leather  Factory,  Inc.
3847  East  Loop  820  South
Fort  Worth,  Texas  76119

Ladies  and  Gentlemen:

     I have acted as counsel to The Leather Factory, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), covering the offer and sale by certain stockholders (the "Selling Stockholders") of 350,000 shares of common stock, par value $0.0024 per share, of the Company (the "Shares").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) a Consulting Agreement, dated July 24, 1998, between the Company and Evert I. Schlinger, (iii) The Leather Factory, Inc. Stock Purchase Warrant 200,000 Shares of Common Stock, $0.0024 Par Value, dated August 3, 1998, and executed by the Company and issued to Evert I. Schlinger, (iv) a Capital Markets Services Engagement Agreement, dated February 12, 2003, between The Company and Westminster Securities Corporation, (v) a Financial Advisor's Warrant Agreement, dated February 12, 2003, between The Company and Westminster Securities Corporation, (vi) a Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 12, 2003, (vii) a Capital Markets Services Engagement Agreement, dated February 24, 2004, between The Company and Westminster
Securities Corporation, (viii) a Financial Advisor's Warrant Agreement, dated February 24, 2004, between The Company and Westminster Securities Corporation,
(ix) a Form of Warrant Certificate issued pursuant to the Financial Advisor's Warrant Agreement, dated February 24, 2004, (x) an Engagement Agreement, dated May 12, 2004, among The Schlinger Foundation, Westminster Securities Corporation and The Company, (xi) the Company's minute book, and (xii) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinion hereafter expressed.

     In making our examination, I have assumed that the signatures on all documents examined by me are genuine, all documents submitted to me as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     The opinion set forth above is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to, and for the purposes of the opinion set forth herein I have conducted no investigation of, any other laws.

     The opinion expressed herein is given as of the date hereof, and I do not undertake to advise you of any events occurring subsequent to the date hereof that might affect the matters covered by such opinion.

     I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                   Sincerely  yours,



                                   Patrick  A.  Reardon

EXHIBIT  23.2








                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the registration statement of The Leather Factory, Inc. on Form S-3 filed with the Securities and Exchange Commission on July 15, 2004 of our report dated February 17, 2004, of our audit of the consolidated financial statements of The Leather Factory, Inc. as of December 31, 2003, and for the year then ended, which report is included in the Annual Report on Form 10-K of The Leather Factory, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts."




WEAVER  AND  TIDWELL,  L.L.P.

Fort  Worth,  Texas
July  15,  2004

EXHIBIT  23.3












                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in the Form S-3 Registration of The Leather Factory, Inc. of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of The Leather Factory, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts."




Hein  +  Associates  LLP

Dallas,  Texas
July  13,  2004